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                                                                 Exhibit 25(a)

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   -------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                    ----------------------------------------

                            THE CHASE MANHATTAN BANK
               (Exact name of trustee as specified in its charter)

NEW YORK                                                            13-4994650
(State of incorporation                                       (I.R.S. employer
if not a national bank)                                     identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                     10017
(Address of principal executive offices)                             (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
            --------------------------------------------------------
                       HUNTINGTON BANCSHARES INCORPORATED
               (Exact name of obligor as specified in its charter)

MARYLAND                                                            31-0724920
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                             identification No.)

HUNTINGTON CENTER
41 SOUTH HIGH STREET
COLUMBUS, OHIO                                                           43287
(Address of principal executive offices)                            (Zip Code)


                                  ------------
                  FLOATING RATE JUNIOR SUBORDINATED DEBENTURES
                       (Title of the indenture securities)


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                                     GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

             New York State Banking Department, State House, Albany, New York 12110.

             Board of Governors of the Federal Reserve System, Washington, D.C., 20551.

             Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

             Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b) Whether it is authorized to exercise corporate trust powers.

             Yes.

Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

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                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business March 31, 1997, in
               accordance with a call made by the Federal Reserve
               Bank of this District pursuant to the provisions of
                            the Federal Reserve Act.

                                   DOLLAR AMOUNTS

            ASSETS                                              IN MILLIONS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin......................................      $  11,721
     Interest-bearing balances..............................          3,473
Securities:  ...............................................
Held to maturity securities.................................          2,965
Available for sale securities...............................         35,903
Federal Funds sold and securities purchased under
     agreements to resell ..................................         24,025
Loans and lease financing receivables:
     Loans and leases, net of unearned income     $123,957
     Less: Allowance for loan and lease losses       2,853
     Less: Allocated transfer risk reserve ...          13
                                               -----------
     Loans and leases, net of unearned income,
     allowance, and reserve ................................        121,091
Trading Assets .............................................         54,340
Premises and fixed assets (including capitalized
     leases)................................................          2,875
Other real estate owned ....................................            302
Investments in unconsolidated subsidiaries and
     associated companies...................................            139
Customers' liability to this bank on acceptances
     outstanding ...........................................          2,270
Intangible assets ..........................................          1,535
Other assets ...............................................         10,283
                                                                  ---------

TOTAL ASSETS ...............................................       $270,922
                                                                  =========



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

                                   LIABILITIES

Deposits
     In domestic offices ....................................               $ 84,776
     Noninterest-bearing ..........................$32,492
     Interest-bearing ............................. 52,284
                                                   -------
     In foreign offices, Edge and Agreement subsidiaries,
     and IBF's ..............................................                 69,171
     Noninterest-bearing ..........................$ 4,181
     Interest-bearing ..............................64,990

Federal funds purchased and securities sold under agree-
ments to repurchase .........................................                 32,885
Demand notes issued to the U.S. Treasury ....................                  1,000
Trading liabilities..........................................                 42,538

Other Borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases):
     With a remaining maturity of one year or less ..........                  4,431
With a remaining maturity of more than one year .............                    466
Bank's liability on acceptances executed and outstanding                       2,270
Subordinated notes and debentures ...........................                  5,911
Other liabilities ...........................................                 11,575

TOTAL LIABILITIES ...........................................                255,023
                                                                            --------

                                 EQUITY CAPITAL

Perpetual Preferred stock and related surplus                                      0
Common stock ................................................                  1,211
Surplus  (exclude all surplus related to preferred stock)....                 10,283
Undivided profits and capital reserves ......................                  4,941
Net unrealized holding gains (Losses)
on available-for-sale securities ............................                   (552)
Cumulative foreign currency translation adjustments .........                     16

TOTAL EQUITY CAPITAL ........................................                 15,899
                                                                            --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK AND EQUITY CAPITAL ...............................               $270,922
                                                                            ========


I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                    WALTER V. SHIPLEY            )
                                    THOMAS G. LABRECQUE          ) DIRECTORS
                                    WILLIAM B. HARRISON, JR.     )


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